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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2002

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
5775 Peachtree Dunwoody Road Suite B-200 Atlanta, GA (Address of principal executive offices)	30342 (Zip Code)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On September 13, 2002, Beazer Homes USA, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing the extension of its exchange offer for its 8 3/8% Senior Notes due 2012 until Monday, September 16, 2002. For additional information, please see the press release.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

        99.1    Press release issued September 13, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: September 13, 2002	By:	/s/ DAVID S. WEISS

David S. Weiss Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits .
SIGNATURES